Exhibit 10.4

OPTION AND RESTRICTED STOCK AMENDMENT AGREEMENT

THIS OPTION AND RESTRICTED STOCK AMENDMENT AGREEMENT (the “Agreement”) dated as of February 20, 2009, is between Career Education Corporation, a Delaware corporation (the “Company”), and                         , an employee of the Company (the “Participant”). Capitalized terms used but not defined herein shall have meaning given to such terms in the Career Education Corporation 1998 Employee Incentive Compensation Plan (the “Plan”).

WHEREAS, the Participant holds Options and Restricted Stock issued under the Plan;

WHEREAS, the Company and the Participant desire to amend all Award Agreements relating to Options and shares of Restricted Stock held by the Participant under the Plan to provide that, upon the Participant’s Termination of Employment by the Company without Cause (as defined in the Plan), all such Options shall become fully exercisable, and such shares of Restricted Stock shall become fully vested; and

WHEREAS, the Company and the Participant desire to amend all Award Agreements relating to Options and Restricted Stock held by the Participant under the Plan to increase the threshold upon which a Change in Control is deemed to occur from twenty percent (20%) to thirty-five percent (35%).

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1. Vesting. Effective as of the date hereof, notwithstanding anything in the Plan or any Award Agreement to the contrary, following the Participant’s involuntary Termination of Employment by the Company without Cause all Options held by the Participant under the Plan shall become one hundred percent (100%) exercisable pursuant to, and subject to, the terms of the Plan and the applicable Award Agreement, and shares of Restricted Stock held by the Participant under the Plan shall become fully vested. This Section 1 shall amend any term to the contrary contained in the Plan and any Award Agreement of the Participant under the Plan outstanding on the date hereof. To the extent the Participant incurs a voluntary Termination of Employment, or a Termination of Employment by reason of death, Disability, Retirement or for Cause, the terms of the Plan and the applicable Award Agreements of the Participant shall be effectuated without regard to the amendment made by this Section 1.

2. Change in Control. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the phrase “twenty percent (20%)” in clause (a) of the definition of “Change in Control” set forth in Section 12.2 of the Plan shall, with respect to any Options or Restricted Stock issued to the Participant under the Plan, be deemed to read “thirty-five percent (35%)”. This Section 2 shall amend any term to the contrary contained in any Award Agreement of the Participant under the Plan.

3. Acknowledgement. The parties hereto hereby acknowledge that one of the Company’s stockholders has recently reported in a filing with the Securities and Exchange Commission that it is the beneficial owner of stock representing approximately eighteen percent (18%) of the voting power of the Company’s outstanding securities.

4. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois (other than its laws respecting choice of law).

5. Entire Agreement. This Agreement constitutes the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this matter.

6. Amendment. Any amendment to this Agreement shall be in writing and signed by the Company and the Participant.

7. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

8. Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

9. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

10. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed on the Participant or a Representative, and all rights granted to the Company hereunder, shall be binding upon the Participant’s or the Representative’s heirs, legal representatives and successors.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set his or her hand, all as of the day and year first above written.

CAREER EDUCATION CORPORATION

By:
Name:
Its:

PARTICIPANT:

By:

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